Exhibit 10.2

Execution Version

PLUTUS VOTING AGREEMENT

This Voting Agreement (as may be amended, supplemented, modified and varied from time to time in accordance with the terms herein, this “Agreement”) is made as of July 9, 2025 by and among Plutus Financial Group Limited, a Cayman Islands exempted company (“Plutus”), Choco Up Group Holdings Limited, a Cayman Islands exempted company (“Choco Up”), and the undersigned Plutus shareholders (the “Plutus Shareholders” and each a “Plutus Shareholder”).

WHEREAS, in anticipation of the Merger (as defined below), Plutus intends to incorporate a Cayman Islands exempted company limited by shares to be named “Coders Merger Sub Limited” as a direct, wholly owned subsidiary of Plutus (“Merger Sub”) as soon as reasonably practicable after the date of the Merger Agreement (as defined below) but prior to the Closing. Plutus shall cause Merger Sub to execute and deliver a joinder, pursuant to which Merger Sub will accede to the terms of the Merger Agreement and join as party to the Merger Agreement;

WHEREAS, contemporaneously with the execution and delivery of this Agreement, Plutus and Choco Up are entering into an Agreement and Plan of Merger (as the same may be amended, supplemented, modified and varied from time to time in accordance with the terms therein, the “Merger Agreement”), pursuant to which, at the Closing, Merger Sub shall be merged with and into Choco Up, with Choco Up surviving as a direct wholly owned subsidiary of Plutus (the “Merger”); and

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Definitions. As used herein the term “Voting Shares” shall mean all securities of Plutus beneficially owned (as such term is defined in Rule13d-3 under the Exchange Act, excluding any shares underlying unexercised options or warrants, but including any shares acquired upon exercise of such options or warrants) (“Beneficially Owned” or “Beneficial Ownership”) by any Plutus Shareholder, including any and all securities of Plutus acquired and held in such capacity subsequent to the date hereof (“Additional Securities”). Capitalized terms used and not defined herein shall have the respective meanings assigned to them in the Merger Agreement.

Section 2. Representations and Warranties of the Voting Parties. Each Plutus Shareholder on its own behalf hereby represents and warrants to the other parties hereto, severally and not jointly, with respect to such Plutus Shareholder and such Plutus Shareholder’s Beneficial Ownership of its Voting Shares set forth on Annex A as follows:

(a) Organization and Standing. If such Plutus Shareholder is a legal entity, such Plutus Shareholder has been duly organized and is validly existing and in good standing under the laws of the place of its incorporation or establishment and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. If such Plutus Shareholder is a legal entity, such Plutus Shareholder is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except as would not reasonably be expected to prevent or delay the consummation of the Transactions (including the Merger) or to impair such Plutus Shareholder’s ability to fulfill its obligations under this Agreement in any material respect.

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(b) Authority. If such Plutus Shareholder is a legal entity, such Plutus Shareholder has all requisite power and authority to enter into this Agreement, to perform fully such Plutus Shareholder’s obligations hereunder and to consummate the transactions contemplated hereby. If such Plutus Shareholder is a natural person, such Plutus Shareholder has the legal capacity to enter into this Agreement. If such Plutus Shareholder is a legal entity, this Agreement has been duly authorized, executed and delivered by such Plutus Shareholder. This Agreement constitutes a valid and binding obligation of such Plutus Shareholder enforceable in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by principles governing the availability of equitable remedies.

(c) No Consent. No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Entity or other Person on the part of such Plutus Shareholder is required in connection with the execution, delivery and performance of this Agreement, except as would not reasonably be expected to prevent or delay the consummation of the Transactions (including the Merger) or to impair such Plutus Shareholder’s ability to fulfill its obligations under this Agreement in any material respect. If such Plutus Shareholder is a natural person, no consent of such Plutus Shareholder’s spouse or creditor is necessary under any “community property” or other laws for the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. If such Plutus Shareholder is a trust, no consent of any beneficiary is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(d) No Conflicts. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance with the terms hereof, will (i) violate, conflict with or result in a breach of, or constitute a default (with or without notice or lapse of time or both) under any provision of such Plutus Shareholder’s organizational documents, (ii) violate, conflict with or result in a breach of, or constitute a default (with or without notice or lapse of time or both) (or give rise to any right of termination, cancellation, acceleration or loss of right) under any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation or any other Legal Requirement applicable to such Plutus Shareholder or to such Plutus Shareholder’s property or assets (including the Voting Shares) or (iii) result in the creation of any Lien upon any of the properties or assets of such Plutus Shareholder, except in each case of (ii) and (iii), as would not reasonably be expected to prevent or delay the consummation of the Transactions (including the Merger) or to impair such Plutus Shareholder’s ability to fulfill its obligations under this Agreement in any material respect.

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(e) Ownership of Shares. Such Plutus Shareholder (i) Beneficially Owns its Voting Shares free and clear of all Liens and (ii) has the sole power to vote or caused to be voted its Voting Shares, other than Liens pursuant to this Agreement, the memorandum and articles of association of Plutus as in effect on the date hereof (the “M&A”) or applicable federal or state securities laws. Except pursuant hereto and pursuant to the M&A, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which such Plutus Shareholder is a party relating to the pledge, acquisition, disposition, transfer or voting of its Voting Shares and there are no proxies, voting trusts or any other agreements with respect to the voting of such Voting Shares; except in the case of such Plutus Shareholder that is a limited partnership, any organizational documents of such limited partnership and agreements between the limited partnership and its partners, in each case, that does not affect its Beneficial Ownership of its Voting Shares or its ability to vote or caused to be voted its Voting Shares. Such Plutus Shareholder does not Beneficially Own any equity securities of Plutus or any options, warrants or other rights to acquire any additional equity securities of Plutus or any security exchangeable or exercisable for or convertible into equity securities of Plutus, other than as set forth on Annex A.

(f) No Litigation. There is no Legal Proceeding pending against, or, to the knowledge of such Plutus Shareholder, threatened against, such Plutus Shareholder or any of such Plutus Shareholder’s properties or assets (including the Voting Shares of such Plutus Shareholder), that would reasonably be expected to prevent, delay or impair the ability of such Plutus Shareholder to perform such Plutus Shareholder’s obligations hereunder or to consummate the transactions contemplated by this Agreement.

(g) Reliance. Such Plutus Shareholder has had the opportunity to review the Transaction Agreement and this Agreement with counsel of such Plutus Shareholder’s own choosing. Such Plutus Shareholder understands and acknowledges that Choco Up is entering into the Transaction Agreement to which Choco Up is a party in reliance upon such Plutus Shareholder’s execution, delivery and performance of this Agreement.

Section 3. Agreement to Vote Shares; Further Assurances.

(a) Each Plutus Shareholder agrees during the term of this Agreement that, at any annual or extraordinary general meeting of the shareholders of Plutus and at any other meeting of the shareholders of Plutus, however called, including any adjournment, recess or postponement thereof, in connection with any written consent of the shareholders of Plutus and in any other circumstance upon which a vote, consent or other approval of all or some of the shareholders of Plutus is sought, it shall, and shall cause any holder of record of the Voting Shares he, she or it Beneficially Owns to, in each case to the extent that such Voting Shares are entitled to vote thereon or consent:

(i)	appear at each such meeting or otherwise cause all of its Voting Shares to be counted as present thereat in accordance with procedures applicable to such meeting so as to ensure such Plutus Shareholder is duly counted for purposes of calculating a quorum and for purposes of recording the result of any applicable vote or consent and respond to each request by Plutus for written consent, if any; and

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(ii)	to vote or cause to be voted the Voting Shares he, she or it Beneficially Owns, or deliver, or cause to be delivered, a written consent covering all such Voting Shares (i) in favor of the Plutus Shareholder Matters (as defined in the Merger Agreement) and any proposal to adjourn or postpone such meeting of shareholders of Plutus to a later date if there are not sufficient votes to approve Transactions (including the Merger) and (ii) against (A) any proposal or offer from any Person (other than Choco Up or any of its Affiliates) concerning an Plutus Business Combination (as defined in the Merger Agreement); (B) any action, proposal, transaction or agreement which could reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of Plutus under the Merger Agreement; and (C) except as contemplated by this Agreement and the other Transaction Agreements, any action, proposal, transaction or agreement that could reasonably be expected to impede, interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Transactions (including the Merger) or the fulfillment of Plutus’s conditions under the Merger Agreement or change in any manner the voting rights of any class of shares of Plutus (including any amendments to its Governing Documents), including, without limitation, any action that would require the consent of Choco Up pursuant to the Merger Agreement, except if approved in writing by Choco Up. The obligations of each Plutus Shareholder specified in this Section 3 shall apply whether or not the Board of Directors of Plutus shall have effected a Change in Recommendation (as defined in the Merger Agreement).

(b) During the period commencing on the date hereof and continuing until the termination of this Agreement in accordance with its terms, each Plutus Shareholder further irrevocably and unconditionally agrees that it shall not, shall cause its Affiliates not to and shall cause the Representatives of it and its Affiliates (to the extent such Representatives are acting on such Plutus Shareholder or its Affiliates’ behalf) (subject to, in the case of a Representative who is a director of Plutus or any of its Subsidiaries and solely in such Representative’s capacity as a director, his or her fiduciary duties) not to, directly or indirectly, either alone or with or through any authorized Representatives, (i) make a Competing Proposal or solicit, encourage, recommend, facilitate or join with, invite, or knowingly take any other actions with the intent to induce any other person to be involved in the making of a Competing Proposal, (ii) provide any information to any third party with a view to such third party or any other person pursuing or considering to pursue a Competing Proposal, (iii) finance or offer to finance any Competing Proposal, including by offering any equity or debt financing, or contribution of any Voting Shares Beneficially Owns by it or provision of a voting agreement, in support of any Competing Proposal, (iv) enter into any written or oral agreement, arrangement or understanding (whether legally binding or not) regarding, or do, anything that is directly inconsistent with the provisions of this Agreement or the transactions contemplated hereby, (v) take any action that would reasonably be expected to have the effect of preventing, disabling or delaying such Plutus Shareholder from performing its obligations under this Agreement, or (vi) solicit, encourage or facilitate, or induce or enter into any negotiation, discussion, agreement, arrangement or understanding (whether or not in writing and whether or not legally binding) with any person (other than Choco Up and their Affiliates) regarding, a Competing Proposal or any of the matters described in Section 3(a) or this Section 3(b).

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(c) Each Plutus Shareholder shall, and shall cause its Affiliates and the Representatives of it and its Affiliates (to the extent such Representatives are acting on such Plutus Shareholder or its Affiliates’ behalf) (subject to, in the case of a Representative who is a director of Plutus or any of its Subsidiaries and solely in such Representative’s capacity as a director, his or her fiduciary duties) to, immediately cease and terminate and cause to be ceased and terminated any existing discussions, conversations, negotiations or other communications or activities with any person that may have been conducted heretofore with respect to a Competing Proposal. From and after the date hereof, each Plutus Shareholder shall promptly (and in any event within twenty-four (24) hours) advise Choco Up of any approach by any person other than Choco Up or its Affiliates to such Plutus Shareholder in connection with a Competing Proposal and provide Choco Up with copies of any such written communication.

(d) From time to time, at the request of Plutus or Choco Up, each Plutus Shareholder shall take all such further actions, as may be reasonably necessary to, in the most expeditious manner reasonably practicable, effect the purposes of this Agreement.

Section 4. Grant of Irrevocable Proxy. Each Plutus Shareholder hereby irrevocably and unconditionally grants a proxy to, and appoints, Choco Up and/or any designee of Choco Up, and each of them individually, as its proxies and attorneys-in-fact, with full power of substitution and resubstitution, for and in such Plutus Shareholder’s name, place and stead, to vote, act by written consent or execute and deliver a proxy, solely in respect of the matters described in, and in accordance with, Section 3(a), and to vote or grant a written consent with respect to the Voting Shares Beneficially Owns by it as provided in Section 3(a). This irrevocable proxy and power of attorney is given in connection with, and in consideration of, the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Plutus Shareholder under this Agreement. Each Plutus Shareholder hereby affirms that such irrevocable proxy is (i) coupled with an interest and (ii) subject to the last sentence of this Section 4, executed and intended to be irrevocable in accordance with the provisions of the Laws of Hong Kong. Each Plutus Shareholder hereby represents that any and all prior proxies granted and voting undertakings delivered by such Plutus Shareholder with respect to the Voting Shares Beneficially Owns by it to the extent such prior proxies or voting undertakings conflict with or are inconsistent with the proxies granted under this Section 4, if any, have been revoked or substituted by Choco Up and any designee thereof with respect to such Plutus Shareholder’s Voting Shares in connection with the transactions contemplated, and to the extent required, under the Merger Agreement and this Agreement, including the Merger, and no subsequent proxy or voting undertaking shall be given by such Plutus Shareholder (and if given shall be ineffective). Each Plutus Shareholder shall take such further action or execute such other instruments as may be requested by Choco Up in accordance with the relevant provisions of the Laws of Hong Kong or any other Law to effectuate the intent of this proxy. If for any reason the proxy granted herein is not irrevocable, then such Plutus Shareholder agrees to vote its Voting Shares in accordance with Section 3(a) as instructed in writing by Choco Up, or any designee of Choco Up prior to the termination of this Agreement. The parties agree that the foregoing is a voting agreement. The power of attorney granted by each Plutus Shareholder herein is a durable power of attorney and, so long as Choco Up has the interest secured by such power of attorney or the obligations secured by such power of attorney remain undischarged, the power of attorney shall not be revoked by the dissolution, bankruptcy, death or incapacity of such Plutus Shareholder. The proxy and power of attorney granted hereunder shall automatically and without further action by the parties hereto terminate upon the termination of this Agreement in accordance with its terms. Notwithstanding anything to the contrary in this Section 4, this Section 4 and the proxy granted hereunder shall only be effective with respect to an Plutus Shareholder if such Plutus Shareholder fails to perform his or its obligations under Section 3(a) above.

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Section 5. No Voting Trusts or Other Arrangement. Each Plutus Shareholder agrees that during the term of this Agreement, such Plutus Shareholder will not, and will not permit any entity under Plutus Shareholder’s control to, deposit any Voting Shares in a voting trust, grant any proxies with respect to the Voting Shares or subject any of the Voting Shares to any arrangement with respect to the voting of the Voting Shares except as contemplated in this Agreement. Each Plutus Shareholder hereby revokes any and all previous proxies and attorneys in fact with respect to the Voting Shares. Each Plutus Shareholder agrees that during the term of this Agreement, such Plutus Shareholder will not, and will not permit any entity under Plutus Shareholder’s control to, take any action that would make any representation or warranty of such Plutus Shareholder herein untrue or incorrect, or have the effect of delaying or preventing such Plutus Shareholder from performing such Plutus Shareholder’s obligations hereunder.

Section 6. Transfer and Encumbrance. Each Plutus Shareholder agrees that during the term of this Agreement, such Plutus Shareholder will not, directly or indirectly, transfer (including by operation of law), sell, tender, grant, offer, exchange, assign, pledge, charge, create any Lien on, or otherwise dispose of (including by gift, tender or exchange offer, merger or operation of law), or encumber or create or permit to exist any Lien on (“Transfer”) any of his, her or its Voting Shares or enter into any contract, option or other agreement with respect to, or consent to, a Transfer of, any of his, her or its Voting Shares or such Plutus Shareholder’s voting or economic interest therein. Any attempted Transfer of Voting Shares or any interest therein in violation of this Section 6 shall be null and void. This Section 6 shall not prohibit a Transfer of Voting Shares by any Plutus Shareholder to (a) any investment fund or other entity controlled or managed by or under common management or control with such Plutus Shareholder or affiliates of such Plutus Shareholder, (b) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of such Plutus Shareholder, or (c) if such Plutus Shareholder is a corporation, limited liability company, partnership, trust or other entity, any stockholder, member, partner or trust beneficiary as part of a distribution; provided, however, that a Transfer referred to in this sentence shall be permitted only if, as a precondition to such Transfer, the transferee agrees in a writing, satisfactory in form and substance to Plutus and Choco Up to be bound by all of the terms of this Agreement as a Plutus Shareholder and either such Plutus Shareholder or the transferee provides Choco Up with a copy of such agreement prior to the consummation of any such Transfer. With respect to each Plutus Shareholder, this Agreement and the obligations hereunder shall attach to the Voting Shares Beneficially Owned by such Plutus Shareholder and shall be binding upon any person to which legal or Beneficial Ownership shall pass, whether by operation of law or otherwise, including, the Plutus Shareholder’s successors or assigns. No Plutus Shareholder may request that Plutus or the Plutus’s depositary banks or transfer agent, as applicable, register the Transfer of (book-entry or otherwise) any or all of the Voting Shares of such Plutus Shareholder (whether represented by a certificate or uncertificated), unless such transfer is made in compliance with this Agreement. Notwithstanding any Transfer of Voting Shares, the transferor shall remain liable for the performance of all of the obligations of the Plutus Shareholder under this Agreement.

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Section 7. Additional Securities. Each Plutus Shareholder covenants and agrees to notify Choco Up in writing of the number of Additional Securities Beneficial Ownership in which is acquired by such Plutus Shareholder after the date hereof as soon as practicable, but in no event later than five (5) Business Days, after such acquisition. Such Additional Securities shall automatically become subject to the terms of this Agreement and shall constitute Voting Securities of such Plutus Shareholder for all purposes of this Agreement.

Section 8. Share Dividends, etc. In the event of a reclassification, recapitalization, reorganization, share split (including a reverse share split) or combination, exchange or readjustment of shares, or other similar transaction, or if any share dividend, subdivision or distribution (including any dividend or distribution of securities convertible into or exchangeable for securities of Plutus) is declared, in each case affecting the Voting Securities, the term “Voting Securities” shall be deemed to refer to and include such shares as well as all such share dividends and distributions and any securities of Plutus into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

Section 9. Appraisal and Dissenters’ Rights. Each Plutus Shareholder hereby (i) waives, and agrees not to assert or perfect, any rights of appraisal or rights to dissent from the Transactions (including the Merger) that Plutus Shareholder may have by virtue of ownership of Voting Shares and (ii) agrees not to commence or participate in any claim, derivative or otherwise, against Plutus relating to the negotiation, execution or delivery of this Agreement, the Merger Agreement or any other Transaction Agreements to which Plutus is a party or the consummation of the Transactions (including the Merger), including any claim (1) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (2) alleging a breach of any fiduciary duty of the Board of Directors of Plutus in connection with this Agreement, the Merger Agreement or any other Transaction Agreements to which Plutus is a party or the Transactions (including the Merger).

Section 10. Redemption. Each Plutus Shareholder agrees not to exercise any right to have any Voting Shares Beneficially Owned as of the date hereof or acquired and held in such capacity subsequent to the date hereof redeemed by Plutus.

Section 11. Termination. This Agreement shall automatically terminate upon the earlier to occur of (i) the Closing and (ii) the date on which the Merger Agreement is terminated for any reason in accordance with its terms. Upon termination of this Agreement, no party shall have any further rights, obligations or liabilities under this Agreement; provided, that nothing in this Section 11 shall relieve any party of liability for any breach of this Agreement occurring prior to termination and the provisions of this Section 11 and Section 14 through Section 16 shall survive any termination of this Agreement.

Section 12. No Agreement as Director or Officer. Each Plutus Shareholder is signing this Agreement solely in its capacity as a shareholder of Plutus. No Plutus Shareholder makes any agreement or understanding in this Agreement in such Plutus Shareholder’s capacity (or in the capacity of any Affiliate, partner or employee of such Plutus Shareholder) as a director or officer of Plutus or any of its Subsidiaries (if such Plutus Shareholder holds such office). Nothing in this Agreement will limit or affect any actions or omissions taken by a Plutus Shareholder (or any Affiliate, partner or employee of such Plutus Shareholder) in his, her or its capacity as a director or officer of Plutus, and no actions or omissions taken in any Plutus Shareholder’s capacity (or in the capacity of any Affiliate, partner or employee of such Plutus Shareholder) as a director or officer shall be deemed a breach of this Agreement. Nothing in this Agreement will be construed to prohibit, limit or restrict a Plutus Shareholder (or any Affiliate, partner or employee of Plutus Shareholder) from exercising his or her fiduciary duties as an officer or director to Plutus or its Subsidiaries.

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Section 13. Specific Enforcement. It is agreed and understood that monetary damages would not adequately compensate an injured party for the breach of this Agreement by any party hereto and, accordingly, that this Agreement shall be specifically enforceable, in addition to any other remedy to which such injured party is entitled at law or in equity, and that any breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach or an award of specific performance is not an appropriate remedy for any reason at law or equity and agrees that a party’s rights would be materially and adversely affected if the obligations of the other parties under this Agreement were not carried out in accordance with the terms and conditions hereof.

Section 14. Entire Agreement. This Agreement supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or, in the case of a waiver, by the party against whom the waiver is to be effective. No waiver of any provisions hereof by either party shall be deemed a waiver of any other provisions hereof by such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

Section 15. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given: (a) on the date established by the sender as having been delivered personally; (b) one Business Day after being sent by a nationally recognized overnight courier guaranteeing overnight delivery; (c) on the date that transmission is confirmed electronically, if delivered by email; or (d) on the fifth Business Day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications, to be valid, must be addressed as follows:

if to Plutus, to:

Plutus Financial Group Limited

8/F, 80 Gloucester Road, Wan Chai, Hong Kong S.A.R.

Attention: Mr. Luke Cheung, Mr. Jeff Yeung

Email: luke.cheung@plutusfingroup.com; jeff.yeung@plutusfingroup.com;

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if to Choco Up, to:

Choco Up Group Holdings Limited

23/F, Chinachem Leighton Plaza,

No.29 Leighton Road, Causeway Bay, Hong Kong S.A.R.

Attention: Mr. Percy Hung, Ms. Heng Tam

Email: percy@choco-up.com; heng@choco-up.com

with a copy to (which will not constitute notice):

Cleary Gottlieb Steen & Hamilton

37th Floor, Hysan Place, 500 Hennessy Road

Causeway Bay, Hong Kong

Attention: Denise Shiu

E-mail: dshiu@cgsh.com

if to the Plutus Shareholder(s), to the address(es) set forth underneath the Plutus Shareholder’s name on the signature page hereto,

or to such other address or to the attention of such Person or Persons as the recipient party has specified by prior written notice to the sending party (or in the case of counsel, to such other readily ascertainable business address as such counsel may hereafter maintain). If more than one method for sending notice as set forth above is used, the earliest notice date established as set forth above shall control.

Section 16. Miscellaneous.

(a) Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. Section 11.7 and Section 11.8 of the Merger Agreement are incorporated herein by reference, mutatis mutandis.

(b) Severability. The invalidity of any portion hereof shall not affect the validity, force or effect of the remaining portions hereof. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, such restriction shall be enforced to the maximum extent permitted by Law.

(c) Counterparts. This Agreement may be executed in two or more counterparts for the convenience of the parties hereto, each of which shall be deemed an original and all of which together will constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by electronic, facsimile or portable document format shall be effective as delivery of a mutually executed counterpart to this Agreement.

(d) Titles and Headings. The titles, captions and table of contents in this Agreement are for reference purposes only, and shall not in any way define, limit, extend or describe the scope of this Agreement or otherwise affect the meaning or interpretation of this Agreement.

(e) Assignment; Successors and Assigns; No Third Party Rights. Except as otherwise provided herein, this Agreement may not, without the prior written consent of the other parties hereto, be assigned by operation of Law or otherwise, and any attempted assignment shall be null and void. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, permitted assigns and legal representatives, and nothing herein, express or implied, it intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

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(f) Documentation and Information. Each Plutus Shareholder shall permit and hereby authorizes Plutus, Choco Up and/or any of their respective Affiliates to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document that Plutus and/or Choco Up determines to be necessary or desirable in connection with the Merger Agreement or the Transactions, such Plutus Shareholder’s identity and ownership of the Voting Shares and the nature of such Plutus Shareholder’s commitments and obligations under this Agreement.

(g) Public Disclosure. None of the Plutus Shareholders shall issue any press release or make any other public statement with respect to the transactions contemplated by this Agreement without the prior written consent of Choco Up (or, for purposes of this subsection (g) only, after the consummation of the Merger, Plutus) except as such release or statement may be required by Legal Requirements or a Governmental Entity, and then only after (a) the form and terms of such disclosure have been provided to Choco Up for their review and comment, and (b) notice has been provided to Choco Up and Choco Up had a reasonable opportunity to comment thereon, in each case to the extent legally permissible. Notwithstanding the above, each Plutus Shareholder agrees to permit Plutus and the other Plutus Shareholders to publish and disclose in all documents filed by Plutus or any such other Plutus Shareholder filed with the SEC in connection with the Transactions, its and its respective Affiliates’ identity and beneficial ownership of its Voting Securities or other equity securities of Plutus and the nature of such Plutus Shareholder’s commitments, arrangements and understandings under this Agreement, or any other agreement or arrangement to which it (or any of its Affiliates) is a party relating to the Transactions (including a copy thereof), to the extent required by applicable Legal Requirements or the SEC (or its staff) or by mutual agreement between Plutus and Choco Up.

(h) Further Assurances. Each party hereto shall execute and deliver such additional documents as may be necessary or desirable to give effect to the transactions contemplated by this Agreement.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as a deed as of the date first written above.

EXECUTED and DELIVERED	)
as a DEED	)
for and on behalf of	)
PLUTUS FINANCIAL GROUP LIMITED	)	/s/ Ting Kin CHEUNG
In the presence of:	)	Name: Ting Kin CHEUNG
	)	Title: Director
)
/s/ Chun Lok YEUNG	)
Witness	)
)
Name: Chun Lok YEUNG	)

[Signature Page to Plutus Voting Agreement]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as a deed as of the date first written above.

EXECUTED and DELIVERED	)
as a DEED	)
for and on behalf of	)
CHOCO UP GROUP HOLDINGS LIMITED	)	/s/ Percy HUNG
In the presence of:	)	Name: Percy HUNG
	)	Title: Director
)
/s/ Ngai Hung CHU	)
Witness	)
)
Name: Ngai Hung CHU	)

[Signature Page to Plutus Voting Agreement]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as a deed as of the date first written above.

EXECUTED and DELIVERED	)
as a DEED	)
for and on behalf of	)
PLUTUS SHAREHOLDER: RADIANT GLOBAL	)	/s/ Zhisheng ZHAO
VENTURES LIMITED	)	Name: Zhisheng ZHAO
In the presence of:	)	Title: Director
)
)
/s/ Chun Lok YEUNG	)
Witness	)
)
Name: Chun Lok YEUNG	)

Addresses for Notices:
Plutus Shareholder

[Signature Page to Plutus Voting Agreement]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as a deed as of the date first written above.

EXECUTED and DELIVERED	)
as a DEED	)
for and on behalf of	)
PLUTUS SHAREHOLDER:	)	/s/ Ting Kin CHEUNG
DIVINE STAR VENTURES LIMITED	)	Name: Ting Kin CHEUNG
In the presence of:	)	Title: Director
)
/s/ Chun Lok YEUNG	)
Witness	)
)
Name: Chun Lok YEUNG	)

Addresses for Notices:
Plutus Shareholder

[Signature Page to Plutus Voting Agreement]

Annex A